Exhibit 99.1

CMS Energy Announces Second Quarter Results, Strategic Decision on NorthStar Clean Energy Services, Introduces Guidance for 2027

JACKSON, Mich., July 28, 2026 – CMS Energy announced today reported earnings per share of $0.37 for the second quarter of 2026, compared to $0.66 per share for 2025. The company’s adjusted earnings per share for the second quarter were $0.37, compared to $0.71 per share for 2025. For the first six months of the year, the company reported $1.47 per share compared to $1.67 per share for the same timeframe in 2025. On an adjusted earnings per share basis year to date, the company reported $1.50 per share in 2026 compared to $1.73 per share in 2025.

CMS Energy also announced the completion of a strategic review at NorthStar Clean Energy, and with Board approval, the company is exiting non-utility renewables development and retaining Michigan-based assets, including Dearborn Industrial Generation (or DIG). This will simplify the business, reduce financing needs, and allow the company to focus more fully on providing regulated energy services.

CMS Energy reaffirmed its 2026 adjusted earnings guidance of $3.83 to $3.90 per share (*See below for important information about non-GAAP measures) and long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end. CMS Energy is introducing 2027 earnings guidance of $4.08 to $4.17.

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2026 second quarter results and provide a business and financial outlook on Tuesday, July 28 at 10:00 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, major enterprise resource planning software implementations, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company's adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy's and Consumers Energy's results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Six Months Ended
	6/30/26	6/30/25	6/30/26	6/30/25
Operating revenue	$1,829	$1,838	$4,559	$4,285

Operating expenses	1,565	1,521	3,805	3,474

Operating Income	264	317	754	811

Other income	75	137	150	187

Interest charges	210	199	413	385

Income Before Income Taxes	129	255	491	613

Income tax expense	33	62	118	125

Net Income	96	193	373	488

Loss attributable to noncontrolling interests	(24)	(8)	(87)	(17)

Net Income Attributable to CMS Energy	120	201	460	505

Preferred stock dividends	3	3	5	5

Net Income Available to Common Stockholders	$117	$198	$455	$500

Diluted Earnings Per Average Common Share	$0.37	$0.66	$1.47	$1.67

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	6/30/26	12/31/25
Assets
Current assets
Cash and cash equivalents	$241	$509
Restricted cash and cash equivalents	104	106
Other current assets	2,521	2,857
Total current assets	2,866	3,472
Non-current assets
Plant, property, and equipment	32,329	30,680
Other non-current assets	5,710	5,789
Total Assets	$40,905	$39,941

Liabilities and Equity
Current liabilities (1)	$2,193	$2,592
Non-current liabilities (1)	9,012	8,740
Capitalization
Debt and finance leases (excluding securitization debt) (2)	18,776	18,313
Preferred stock and securities	224	224
Noncontrolling interests	625	567
Common stockholders' equity	9,550	8,920
Total capitalization (excluding securitization debt)	29,175	28,024
Securitization debt (2)	525	585
Total Liabilities and Equity	$40,905	$39,941

(1)	Excludes debt and finance leases.

(2)	Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Six Months Ended
	6/30/26	6/30/25
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$615	$178

Net cash provided by operating activities	1,327	1,414
Net cash used in investing activities	(2,093)	(1,880)
Cash flows from operating and investing activities	(766)	(466)
Net cash provided by financing activities	496	1,213

Total Cash Flows	$(270)	$747

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$345	$925

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended				Six Months Ended
	6/30/26		6/30/25		6/30/26	6/30/25
Net Income Available to Common Stockholders	$117		$198		$455	$500
Reconciling items:
Other exclusions from adjusted earnings**	2		5		13	8
Tax impact	(1)		(1)		(4)	(2)
State tax policy change	-		12		-	12

Adjusted net income – non-GAAP	$118		$214		$464	$518

Average Common Shares Outstanding - Diluted	310.8		299.1		308.9	299.0

Diluted Earnings Per Average Common Share
Reported net income per share	$0.37		$0.66		$1.47	$1.67
Reconciling items:
Other exclusions from adjusted earnings**	*		0.01		0.04	0.02
Tax impact	(*	)	(*	)	(0.01)	(*	)
State tax policy change	-		0.04		-	0.04

Adjusted net income per share – non-GAAP	$0.37		$0.71		$1.50	$1.73

* Less than $0.5 million or $0.01 per share.

** Includes major enterprise resource planning software implementations and unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, major enterprise resource planning software implementations, changes in accounting principles, voluntary separation program, changes in federal and state tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense, or other items.  The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.